                                                                   Exhibit 10.30

                                     ANNEX X

                                       to

                   RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

                                       and

                  RECEIVABLES PURCHASE AND SERVICING AGREEMENT,

                        each dated as of April 11, 2002,


                         Definitions and Interpretation






                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     SECTION 1. Definitions and Conventions. Capitalized terms used in the Sale Agreement and the Purchase Agreement shall have (unless otherwise provided elsewhere therein) the following respective meanings:

     "ACCOUNTS" shall mean the Collection Account and the Lockbox Accounts, collectively.

     "ACCOUNTING CHANGES" shall mean, with respect to any Person, (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred in by such Person's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.

     "ACCUMULATED FUNDING DEFICIENCY" shall mean an "accumulated funding deficiency" as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived.

     "ACCRUED SERVICING FEE" shall mean, as of any date of determination within a Settlement Period, the sum of the Servicing Fees calculated for each day from and including the first day of the Settlement Period through and including such date.

     "ACCRUED UNUSED FACILITY FEE" shall mean, as of any date of determination within a Settlement Period, the sum of the Unused Facility Fees calculated for each day from and including the first day of the Settlement Period through and including such date.

     "ACQUISITION" shall mean any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Parent or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the outstanding ownership interests of a limited liability company.

     "ACQUISITION PURCHASE PRICE" shall mean the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, the value of any capital stock or other Equity Interests of the Parent or any Subsidiary (other than the Seller or the Independent Member) issued as


                                       2

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
consideration for such Acquisition, all Indebtedness and other monetary liabilities incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition.

     "ADDITIONAL AMOUNTS" shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Purchase Agreement.

     "ADDITIONAL COSTS" shall have the meaning assigned to it in Section 2.09(b) of the Purchase Agreement.

     "ADMINISTRATIVE AGENT" shall mean the Agent, in its capacity as the Agent for the Purchasers under the Purchase Agent.

     "ADVERSE CLAIM" shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under the Sale Agreement or the Purchase Agreement.

     "AFFECTED PARTY" shall mean each of the following Persons: the Purchasers, the Agent, the Depositary and each Affiliate of the foregoing Persons.

     "AFFILIATE" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Equity Interests having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" shall have the meaning set forth in the Preamble of the Purchase Agreement.

     "AGGREGATE INTEREST EXPENSE" shall mean, with respect to the Parent and its consolidated Subsidiaries for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Funded Indebtedness of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

     "AGGREGATE INTEREST COVERAGE RATIO" shall mean, as of any date the same is to be determined, the ratio of (i) Consolidated EBITDA as of such date for (A) in the case of calculating Consolidated EBITDA for each relevant month in the Parent's fiscal year ending on or about December 31, 2002, the cumulative period of months ending on and after April 30, 2002 and (B) in the case of calculating Consolidated EBITDA for each month thereafter, the period of four consecutive fiscal quarters then ending to (ii) Aggregate Interest Expense during the same applicable periods.


                                       3

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "AGREEMENT ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with those used in preparing the financial statements referred to in Section 4.01(f) of the Sale Agreement.

     "ANCILLARY SERVICES AND LEASE AGREEMENT" shall mean that certain Ancillary Services and Lease Agreement dated as of April 11, 2002 between Parent and the Seller.

     "APPENDICES" shall mean, with respect to any Related Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.

     "ASSIGNMENT AGREEMENT" shall have the meaning assigned to it in Section 14.02(a) of the Purchase Agreement.

     "AUTHORIZED OFFICER" shall mean, with respect to any corporation or limited liability company, as the case may be, the Chief Executive Officer, Chief Financial Officer, Treasurer, Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or limited liability company specifically authorized in resolutions of the Board of Directors or Board of Managers of such corporation or limited liability company, as the case may be, to sign agreements, instruments or other documents on behalf of such corporation in connection with the transactions contemplated by the Sale Agreement, the Purchase Agreement and the other Related Documents.

     "AVAILABILITY" shall mean, as of any date of determination, the amount equal to the lesser of: (a) the Available Accounts Receivables minus (i) Availability Block and minus (ii) accrued Servicing Fee for the Settlement Period in which the date of determination falls, and (b) the Maximum Purchase Limit.

     "AVAILABILITY BLOCK" shall mean

          (a) for the period from and after the date hereof through and including June 15, 2002, the greater of

               (i) 25% of the aggregate amount of Available Accounts Receivables (but in no event greater than $15,000,000) or

               (ii) $7,500,000,

          and

          (b) at all times thereafter, $15,000,000; PROVIDED, HOWEVER, that if the Availability Block is less than $15,000,000 on June 15, 2002, then the Availability Block between June 16, 2002 and June 30, 2002 shall mean the actual Availability Block in effect on June 15, 2002 plus $250,000 per diem thereafter until the earlier to occur of


                                       4

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

               (i)  June 30, 2002 (when it shall be $15,000,000), or

               (ii) the day on which the sum of such actual Availability Block plus such $250,000 increments is not less than $15,000,000.

     "AVAILABLE ACCOUNTS RECEIVABLES" shall mean the Investment Base multiplied by the Purchase Discount Rate.

     "BANKRUPTCY CODE" shall mean the provisions of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq.

     "BENEFIT PLAN" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Parent or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "BILLED AMOUNT" shall mean, with respect to any Receivable, the amount billed on the Billing Date to the Obligor thereunder.

     "BILLING DATE" shall mean, with respect to any Receivable, the date on which the invoice with respect thereto was generated and billed to the Obligor.

     "BREAKAGE COSTS" shall have the meaning assigned to it in Section 2.10 of the Purchase Agreement.

     "BRINGDOWN CERTIFICATE" shall have the meaning assigned to it in Section
5.02 of the Purchase Agreement.

     "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in any of the States of Illinois, Indiana or New York.

     "BUYER" shall mean Seller in its capacity as the purchaser under the Sale Agreement.

     "BUYER INDEMNIFIED PERSON" shall have the meaning assigned to it in Section
5.01 of the Sale Agreement.

     "CAPITAL INVESTMENT" shall mean, as of any date of determination, the amount equal to (a) the aggregate deposits made by the Purchaser to the Collection Account pursuant to Section 2.04(b)(i) of the Purchase Agreement on or before such date, minus (b) the aggregate amounts disbursed to the Purchaser in reduction of Capital Investment pursuant to Section 6.03 of the Purchase Agreement on or before such date.


                                       5

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "CAPITAL INVESTMENT AVAILABLE" shall mean, as of any date of determination, the amount, if any, by which Availability exceeds Capital Investment, in each case as of the end of the immediately preceding day.

     "CAPITALIZED LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with Agreement Accounting Principles, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

     "CAPITALIZED LEASE OBLIGATION" shall mean, with respect to any Capitalized Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with Agreement Accounting Principles, would appear on a balance sheet of such lessee in respect of such Capitalized Lease.

     "CASH EQUIVALENTS" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the government of the United States; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies and having capital and surplus in an aggregate amount not less than $500,000,000 (fully protected against currency fluctuations for any such deposits with a term of more than ten (10) days);
(iii) shares of money market, mutual or similar funds having net assets in excess of $500,000,000 maturing or being due or payable in full not more than one hundred eighty (180) days after the Parent's acquisition thereof and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (iv) commercial paper of United States banks and bank holding companies and their subsidiaries and United States finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Service, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

     "CHANGE OF CONTROL" shall mean any event, transaction or occurrence as a result of which (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of capital stock of the Parent having the right to vote for the election of directors of the respective entity under ordinary circumstances; (b) during any twelve (12) consecutive calendar months ending after the Closing Date, individuals who at the beginning of such twelve-month period constituted the board of directors of the Parent (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Parent then in office; (c) the Parent shall cease to own and control, directly or indirectly, all of the economic and voting rights associated


                                       6

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
with all of the outstanding Equity Interests of the other Originators, of the Independent Member or of the Seller; or (d) the Parent has sold, transferred, conveyed, assigned or otherwise disposed of all or substantially all of the assets of the Parent.

     "CLOSING DATE" shall mean April 12, 2002.

     "CODE" shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

     "COLLATERAL AGENT" shall mean Bank One, NA, in its capacity as collateral agent for the Lenders and the Noteholders pursuant to the Intercreditor and Collateral Agency Agreement, or any successor collateral agent appointed pursuant to the terms thereof.

     "COLLATERAL DOCUMENTS" shall mean that certain security agreement dated as of the Closing Date, executed by the Parent and each of Parent's Domestic Subsidiaries (other than Seller and Independent Member) in existence on the Closing Date in favor of the Collateral Agent for the benefit of the Secured Parties (as such term is defined in the Intercreditor and Collateral Agency Agreement), the pledge agreements from time to time executed by Parent or its Domestic Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties, the mortgages and deeds of trust from time to time executed by the Parent or any of the Domestic Subsidiaries, and all other security agreements, pledges, powers of attorney, assignments, financing statements, vehicle titles and all other instruments and documents delivered to the Collateral Agent pursuant to the Credit Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby.

     "COLLECTION ACCOUNT" shall mean Bankers Trust Company, New York, New York, ABA No. 021001033, Account No. 50232854, Account Name: GECC/CAF Depository,
Reference: Wabash National CFC4337, established by the Agent pursuant to the requirements set forth in Section 6.01(b) of the Purchase Agreement.

     "COLLECTIONS" shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible) BUT EXCLUDING, HOWEVER, such collections, other proceeds and any purchase price paid to the Originators by the Buyer with respect to and as consideration for the sale of the Transferred Receivables by any of the Originators to the Buyer.

     "COMMITMENT" shall mean, with respect to each Purchaser, its commitment to purchase its Pro Rata Share of the Purchaser Interest under the Purchase Agreement in the amount set forth opposite its name on the signature pages of the Purchase Agreement or any Assignment Agreement executed pursuant thereto.

     "COMMITMENT REDUCTION NOTICE" shall have the meaning assigned to it in
Section 2.02(a) of the Purchase Agreement.

                  "COMMITMENT TERMINATION NOTICE" shall have the meaning assigned to it in Section 2.02(b) of the Purchase Agreement.


                                       7

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "CONCENTRATION DISCOUNT AMOUNT" shall mean, with respect to any Obligor, and as of any date of determination after giving effect to all Eligible Receivables to be transferred on such date, the amount by which the Outstanding Balance of Eligible Receivables owing by such Obligor exceeds the product of (a) the Outstanding Balance of all Eligible Receivables on such date, and (b) 10% or such other percentage (a "SPECIAL CONCENTRATION LIMIT") for such Obligor designated by the Agent in its reasonable credit judgment; provided that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that the Agent may, upon not less than five (5) Business Days' notice to Seller, cancel any Special Concentration Limit, and provided, further, that the Special Concentration Limit for the largest Obligor and its Affiliates shall be limited to 22.5% of the Outstanding Balance of all Eligible Receivables and the Special Concentration Limit for the second largest Obligor and its Affiliates shall be limited to 15.0% of the Outstanding Balance of all Eligible Receivables.

     "CONSOLIDATED EBITDA" shall mean, for any period, on a consolidated basis for the Parent and its Subsidiaries, the sum of the amounts for such period, without duplication of (i) Consolidated Operating Income, plus (ii) charges against income for foreign taxes and U.S. income taxes to the extent deducted in computing Consolidated Operating Income, plus (iii) Interest Expense to the extent deducted in computing Consolidated Operating Income, plus (iv) depreciation expense to the extent deducted in computing Consolidated Operating Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Consolidated Operating Income, plus (vi) other non-cash charges (in an aggregate amount not in excess of $15,000,000 during any fiscal year of the Parent in accordance with Agreement Accounting Principles to the extent deducted in computing Consolidated Operating Income, minus (x) the total interest income of the Parent and its Subsidiaries to the extent included in computing Consolidated Operating Income minus (y) the total tax benefit reported by the Parent and its Subsidiaries to the extent included in computing Consolidated Operating Income.

     "CONSOLIDATED EQUITY" shall mean as of the date of any determination thereof, the total stockholders' equity of the Parent and its Subsidiaries on a consolidated basis, all as determined in accordance with Agreement Accounting Principles.

     "CONSOLIDATED OPERATING INCOME" shall mean, with reference to any period, the net operating income (or loss) of the Parent and its Subsidiaries for such period (taken as a cumulative whole on a consolidated basis) including without limitation all restructuring expenses for such period (exclusive of "other income/expenses" as reflected in the Parent's consolidated statement of income of the Parent and its Subsidiaries for such period and related to non-operating and non-recurring income and expenses), as determined in accordance with Agreement Accounting Principles, after eliminating all offsetting debits and credits between the Performance Guarantor and its Subsidiaries and all other items required to be eliminated in the


                                       8

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
course of the preparation of consolidated financial statements of the Performance Guarantor and its Subsidiaries in accordance with Agreement Accounting Principles.

     "CONSOLIDATED TAX ADJUSTED EQUITY" shall mean, as of the date of any termination thereof, Consolidated Equity plus the cumulative federal, state and local income tax benefit reported by Parent in accordance Agreement Accounting Principles.

     "CONTAMINANT" shall mean any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental Laws.

     "CONTINGENT OBLIGATION," as applied to any Person, shall mean any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

     In any computation of the Indebtedness or other liabilities of the Obligor under any Contingent Obligation, the Indebtedness or other obligations that are the subject of such Contingent Obligation shall be assumed to be direct obligations of such Obligor.

     "CONTRACT" shall mean any agreement (including any invoice) pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

     "CONTRIBUTED RECEIVABLES" shall have the meaning assigned to it in Section 2.01(d) of the Sale Agreement.

     "CONTROLLED GROUP" shall mean the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of


                                       9

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

Section 414(b) of the Code) as the Parent; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Parent; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Parent, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "CREDIT AND COLLECTION POLICIES" shall mean the credit, collection, customer relations and service policies of the Originators in effect on the Closing Date, as the same may from time to time be amended, restated, supplemented or otherwise modified with the written consent of the Agent.

     "CREDIT AGREEMENT" shall mean that certain Amended and Restated Credit Agreement dated as of April 11, 2002, among the Parent, as borrower, the lenders party thereto and the Credit Facility Agent.

     "CREDIT FACILITY" shall mean the Credit Agreement and the other loan documents executed in connection therewith, together with such amendments, restatements, supplements or modifications thereto or any refinancings, replacements or refundings thereof as may be agreed to by the Purchaser and the Agent.

     "CREDIT FACILITY AGENT" shall mean Bank One, Indiana, N.A. in its capacity as administrative agent under the Credit Agreement, or its successor appointed pursuant to the Credit Agreement.

     "CUSTOMARY PERMITTED LIENS" shall mean:

          (a) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (b) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (c) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of assets or property of the Parent and its Subsidiaries taken as a whole or materially impair the use thereof in the operation of their businesses taken as a whole,


                                       10

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
and (B) all Liens securing bonds to stay judgments or in connection with appeals that do not secure at any time an aggregate amount exceeding $5,000,000;

          (d) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of the Parent or any of its Subsidiaries;

          (e) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Parent or any of its Subsidiaries which do not constitute a Default (as such term is defined in the Credit Agreement) under the Credit Agreement;

          (f) Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of the Parent or any of its Subsidiaries; and

          (g) any interest or title of the lessor in the property subject to any operating lease entered into by the Parent or any of its Subsidiaries in the ordinary course of business.

     "DAILY DEFAULT MARGIN" shall mean, for any day on which a Termination Event has occurred and is continuing, two percent (2.0%) divided by 360.

     "DAILY INVESTMENT BASE CERTIFICATE" shall have the meaning assigned to it in Section 2.03(a)(i) of the Purchase Agreement.

     "DAILY MARGIN" shall mean, for any day, the Per Annum Daily Margin on such day divided by 360.

     "DAILY YIELD" shall mean, for any day, the aggregate of the following for each portion of the Capital Investment: the product of (a) the portion of the Capital Investment outstanding on such day at a given Daily Yield Rate, multiplied by (b) the sum of (i) such Daily Yield Rate, plus (ii) the applicable Daily Margin on such day for such Daily Yield Rate, plus (iii) if a Termination Event has occurred and is continuing, the Daily Default Margin.

     "DAILY YIELD RATE" shall mean, for any day during a Settlement Period, (a) the LIBOR Rate or Index Rate, as applicable, on such day, divided by (b) 360.

     "DEFAULTED RECEIVABLE" shall mean any Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than 60 days from its Maturity Date or 90 days from its invoice date, (b) with respect to which the Obligor thereunder has taken any action, or suffered any event to occur, of the type described in Sections 9.01(c) or 9.01(d) of the Purchase Agreement or (c) that otherwise is determined to be uncollectible and is written off in accordance with the Credit and Collection Policies.

     "DEPOSITARY" shall mean Banker's Trust Company, in its capacity as the depositary for GECC.


                                       11

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "DILUTION FACTORS" shall mean, with respect to any Receivable, any credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (whether express or implied), warehouse and other allowances, disputes, setoffs, chargebacks, defective returns, other returned or repossessed goods, inventory transfers, allowances for early payments and trade-ins and other similar allowances that are reflected on the books of each Originator and made or coordinated with the usual practices of the Originator thereof; provided, that any allowances or adjustments in accordance with the Credit and Collection Policies made on account of the insolvency of the Obligor thereunder or such Obligor's inability to pay shall not constitute a Dilution Factor.

     "DILUTION RATIO" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

          (a) the sum of (i) the aggregate Dilution Factors during the twelve consecutive Settlement Periods most recently ended on or prior to the date of determination (exclusive of any Dilution Factors arising from trade-ins during such twelve Settlement Periods), plus, without duplication (ii) the aggregate warranty claims paid in cash or credit during such twelve Settlement Periods, to

          (b) the aggregate Billed Amount of all Transferred Receivables originated during such twelve Settlement Periods net of the amount of any trade-ins in cash or credit during such twelve Settlement Periods.

     "DILUTION RESERVE RATIO" shall mean, on any date of determination, the sum of (a) the product of (i) two multiplied by (ii) the Dilution Ratio, plus (b) 5%.

     "DISQUALIFIED STOCK" shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) March 30, 2004 and (b) the date of termination of the Revolving Loan Commitments (as such term is defined in the Credit Agreement).

     "DOL" shall mean the United States Department of Labor and any Person succeeding to the functions thereof.

     "DOLLARS" or "$" shall mean lawful currency of the United States of America.

     "DOMESTIC SUBSIDIARY" shall mean a Subsidiary organized under the laws of a jurisdiction located in the United States of America.


                                       12

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "DYNAMIC PURCHASE DISCOUNT RATE" shall mean, as of any date of determination, the rate equal to (a) 100% minus (b) the Dilution Reserve Ratio.

     "ELECTION NOTICE" shall have the meaning assigned to it in Section 2.01(d) of the Sale Agreement.

     "ELIGIBLE RECEIVABLE" shall mean, as of any date of determination, a Transferred Receivable:

          (a) that is not a liability of an Obligor (i) organized under the laws of any jurisdiction outside of the United States of America and Canada (including the District of Columbia but otherwise excluding its territories and possessions), (ii) having its principal place of business outside of the United States of America (including the District of Columbia but otherwise excluding its territories and possessions), (iii) that is an Affiliate of the Seller or the applicable Originator, (iv) that is a government or a governmental subdivision or agency, or (v) that is a natural person;

          (b) that is only denominated and payable in Dollars in the United States of America;

          (c) that is not and will not be subject to any right of rescission, set-off (including, without limitation, set-offs against Receivables by reason of any customer deposit, any guaranty of value of trade-ins or any Contingent Obligation), recoupment, counterclaim, dispute or defense, whether arising out of transactions concerning the Contract therefor or otherwise, that has not been waived in writing in a manner satisfactory to the Agent or, in the case of set-offs, by execution of a waiver of offset letter in the form of Schedule ER-C to this Annex X to the Sale Agreement and the Purchase Agreement; PROVIDED, HOWEVER, that if such right of rescission, set-off, recoupment, counterclaim, dispute or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected; and PROVIDED FURTHER that if such right of set-off arises from the applicable Originator's agreement to accept a trailer as a trade-in which has not yet been delivered to such Originator, such right of set-off shall not render the applicable Receivable ineligible at any time prior to May 12, 2002 so long as the aggregate Outstanding Balance of all such Receivables does not exceed $5,000,000;

          (d) that is not a Defaulted Receivable or an Unapproved Receivable;

          (e) which is not the liability of an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables;

          (f) that, does not represent "billed but not yet shipped," "bill and hold" or "progress-billed" goods or merchandise, unperformed services, consigned goods or "sale or return" goods and does not arise from a transaction for which any additional performance by the Originator thereof, or acceptance by or other act of the Obligor thereunder, remains to be


                                       13

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
performed as a condition to any payments on such Receivable; PROVIDED, HOWEVER, for purposes of this clause, "billed but not yet shipped" and "bill and hold" shall not include Transferred Receivables arising from the sale of goods where the underlying Contract clearly states (in the opinion of the Agent) that title thereto has passed to the Obligor so long as (i) such goods have not been on the applicable Originator's premises more than 45 days after the Billing Date therefor, and (ii) the aggregate Outstanding Balance of all such Transferred Receivables which are included as Eligible Receivables does not exceed 3% of the aggregate Outstanding Balance of all Transferred Receivables (it being understood that only the amount in excess of such 3% shall be ineligible);

          (g) as to which the representations and warranties of Sections 4.01(x)(ii)-(iv) of the Sale Agreement are true and correct in all respects as of the Transfer Date therefor and has been transferred to the Seller pursuant to the Sale Agreement in a transaction constituting a true sale or other outright conveyance and contribution;

          (h) that is not the liability of an Obligor that has any claim of a material nature against or affecting the Originator thereof or the property of such Originator;

          (i) that is a true and correct statement of a bona fide indebtedness incurred in the amount of the Billed Amount of such Receivable for merchandise or goods sold to or services rendered and accepted by the Obligor thereunder and the Billing Date of which is not later than 10 days after merchandise or goods are sold or service rendered;

          (j) that was originated by the Originator in the ordinary course of business in accordance with and satisfies all applicable requirements of the Credit and Collection Policies, except to the extent that the failure to satisfy such requirements could not reasonably be expected to have a material adverse effect on the collectibility or enforceability of such Receivable;

          (k) that represents the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms;

          (l) that is entitled to be paid pursuant to the terms of the Contract therefor, has not been paid in full or been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, or modification by the Originator thereof (except for adjustments to the Outstanding Balance thereof to reflect Dilution Factors made in accordance with the Credit and Collection Policy);

          (m) with respect to which the Originator thereof has submitted all necessary documentation for payment to the Obligor thereunder and such Originator has fulfilled all of its other obligations in respect thereof;

          (n) the stated term of which, if any, is not greater than 30 days after its Billing Date unless the Obligor is Swift Transportation, Yellow Freight System, Schneider National and Wick, in which case, the stated term of which may be 45 days after its Billing Date;


                                       14

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

          (o) that was created in compliance with and otherwise does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation, in each case except to the extent that such noncompliance or contravention could not reasonably be expected to have a material adverse effect on the collectibility, enforceability, value or payment terms of such Receivable;

          (p) with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) asserting the bankruptcy or insolvency of the Obligor thereunder, (iii) seeking payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

          (q) with respect to which the Obligor thereunder is not: (i) bankrupt or insolvent, (ii) unable to make payment of its obligations when due, (iii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iv) the subject of a comparable receivership or insolvency proceeding;

          (r) that is an "account" (and is not evidenced by a promissory note or other instrument and does not constitute chattel paper) within the meaning of the UCC of the jurisdictions in which each of the Originators, the Parent and the Seller are organized;

          (s) that is payable solely and directly to an Originator and not to any other Person (including any shipper of the merchandise or goods that gave rise to such Receivable), except to the extent that payment thereof may be made to the Collection Account or otherwise as directed pursuant to Article VI of the Purchase Agreement;

          (t) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

          (u) that is created through the provision of merchandise, goods or services by the Originator thereof in the ordinary course of its business in a current transaction;

          (v) that complies with such other criteria and requirements as the Agent may from time to time, in its reasonable credit judgment, specify to the Seller or the Originator thereof upon not less than three Business Days' prior written notice;

          (w) that is not the liability of an Obligor that is receiving or, under the terms of the Credit and Collection Policies, should receive merchandise, goods or services on a "cash on delivery" basis;


                                       15

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

          (x) that does not constitute a rebilled amount arising from a deduction taken by an Obligor with respect to a previously arising Receivable or the balance owed on a Receivable with respect to which one or more partial payments have been made;

          (y) with respect to which no check, draft or other item of payment has previously been received which was returned unpaid or otherwise dishonored;

          (z) no portion of which constitutes sales tax or excise tax or commission; and

          (aa) that is not subject to any Lien, right, claim, security interest or other interest of any other Person, other than Liens in favor of the Purchaser.

          (bb) that is paid to a Retail Deposit Account which after May 15, 2002 is subject to a Lockbox Account Agreement.

     "ENVIRONMENTAL LAWS" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.ss.ss.9601 et seq.); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.ss.ss.5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C.ss.ss.6901 et seq.); the Toxic Substance Control Act (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.); the Safe Drinking Water Act (42 U.S.C.ss.ss.300(f) et seq.); and the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss.ss. 6901 et seq., each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

     "ENVIRONMENTAL LIEN" shall mean a lien in favor of any Governmental Authority for (a) any liability under Environmental Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater (a "RELEASE") or threatened Release of a Contaminant into the environment.

     "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.


                                       16

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "EQUIPMENT" shall mean all "equipment," as such term is defined in the Uniform Commercial Code, as amended, now owned or hereafter acquired by any member of the Parent Group, wherever located and, in any event, including all such member's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

     "EQUITY INTEREST" shall mean all shares, options, warrants, member interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

     "EQUITY HOLDERS" shall mean, with respect to any Person, each holder of Equity Interests of such Person.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

     "ERISA AFFILIATE" shall mean, with respect to any Originator, any trade or business (whether or not incorporated) that, together with such Originator, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or
(o) of the Code.

     "ERISA EVENT" shall mean, with respect to any Originator or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Originator or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Originator or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Originator or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section


                                       17

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under
Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

     "ESOP" shall mean a Plan that is intended to satisfy the requirements of
Section 4975(e)(7) of the Code.

     "EVENT OF SERVICER TERMINATION" shall have the meaning assigned to it in
Section 9.02 of the Purchase Agreement.

     "EXTENDED TERM RESERVE" shall mean a reserve established, dollar for dollar, against the amount by which (a) the aggregate Outstanding Balance of Transferred Receivables having stated terms of 45 days after the Billing Date of one or more of Swift Transportation, Yellow Freight System, Schneider National and Wick as Obligors thereunder exceeds (b) 40% of the aggregate Outstanding Balance of all Transferred Receivables.

     "FACILITY TERMINATION DATE" shall mean the earliest of (a) the date so designated pursuant to Section 9.01 of the Purchase Agreement, (b) the Final Purchase Date, and (c) the date of termination of the Maximum Purchase Limit specified in a notice from Seller to the Purchaser delivered pursuant to and in accordance with Section 2.02(b) of the Purchase Agreement.

     "FAIR LABOR STANDARDS ACT" shall mean the provisions of the Fair Labor Standards Act, 29 U.S.C. ss.ss. 201 et seq.

     "FEDERAL FUNDS RATE" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by the Agent.

     "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System.

     "FEE LETTER" shall mean that certain letter agreement dated April 11, 2002, among the Seller, the Agent and GECC.

     "FINAL PURCHASE DATE" shall mean April 15, 2004.

     "FINANCE CONTRACT" shall mean any chattel paper originated by the Parent or any of its Subsidiaries pursuant to a bona fide sale in the ordinary course of business with a customer of any Subsidiary.

     "FINANCIAL STATEMENTS" shall mean, consolidated and consolidating income statements, statements of cash flows and balance sheets of the Parent delivered in accordance with Section of the Sale Agreement and of the Seller delivered in accordance with Section 5.02 of the Purchase Agreement.


                                       18

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "FLEET LEASE TRANSACTION" shall mean (i) the lease transaction among Wabash Statutory Trust - 2000 as lessor and Apex Trailer Leasing & Rentals, L.P. as lessee under that certain Amended and Restated Equipment Lease, dated as of March 30, 2001, as amended, restated, supplemented or otherwise modified from time to time and all other investments and documents related thereto and (ii) the lease transaction among Fleet Capital Corporation (as successor to BancBoston Leasing, Inc.) as lessor and Apex Trailer Leasing & Rentals, L.P. as lessee under that certain Master Lease Agreement dated as of September 5, 1997, as amended, restated, supplemented or otherwise modified from time to time and all other instruments and documents related thereto.

     "FOREIGN SUBSIDIARY" shall mean a Subsidiary which is not a Domestic Subsidiary.

     "FRUEHAUF PREFERRED STOCK" shall mean the Series A 6% Cumulative Convertible Exchangeable Preferred Stock of the Parent.

     "FUNDED INDEBTEDNESS" shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date.

     "GECC" shall mean General Electric Capital Corporation, a Delaware corporation, and its successors and assigns.

     "GENERAL TRIAL BALANCE" shall mean, with respect to any Originator and as of any date of determination, such Originator's accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Seller and the Purchasers.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or


                                       19

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be the amount equal to the lesser at such time of
(x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

     "GUARANTEED OBLIGATIONS" shall mean, collectively: (a) all covenants, agreements, terms, conditions and indemnities to be performed and observed by either or both of the Originators under and pursuant to the Sale Agreement and each other document executed and delivered by either or both of them pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by either of the Originators under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (b) all obligations of Wabash Financing, LLC, as Servicer under the Purchase Agreement, or which arise pursuant to the Purchase Agreement as a result of its termination as Servicer.

     "HEDGING OBLIGATIONS" of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "INCIPIENT SERVICER TERMINATION EVENT" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Servicer Termination.

     "INCIPIENT TERMINATION EVENT" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become a Termination Event.

     "INDEBTEDNESS" of any Person shall mean, without duplication,


                                       20

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

          (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred 90 days or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith,

          (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured,

          (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

          (d) all Capitalized Lease Obligations,

          (e) all indebtedness referred to in clauses (a) through (d) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness,

          (f) all Off-Balance Sheet Liabilities of such Person,

          (g) the aggregate Capital Investment, and

          (h) all Contingent Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under Agreement Accounting Principles. In no event shall Indebtedness include Unfunded Liabilities of any Plan of the Parent and its Subsidiaries, which amount, as of December 31, 2001, was zero.

     "INDEMNIFIED AMOUNTS" shall mean, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

     "INDEMNIFIED PERSON" shall have the meaning assigned to it in Section 12.01(a) of the Purchase Agreement.

     "INDEMNIFIED TAXES" shall have the meaning assigned to it in Section 2.08(b) of the Purchase Agreement.


                                       21

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "INDEPENDENT MEMBER" shall mean WNC Receivables Management Corp., a Delaware corporation.

     "INDEX RATE" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Purchase Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

     "INTENDED CHARACTERIZATION" shall mean, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to the Seller secured by the Receivables and the Collections.

     "INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT" shall mean that certain Intercreditor and Collateral Agency Agreement dated as of the Closing Date by and among the Lenders, the Noteholders, the Collateral Agent and the Credit Facility Agent.

     "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement dated as of the Closing Date, among the Agent, the Collateral Agent, Originators and Seller.

     "INVESTMENT" shall mean, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interest or other securities, or of a beneficial interest in any Indebtedness, Equity Interest or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

     "INVESTMENT BASE" shall mean, as of any date of determination, the amount equal to the Outstanding Balance of Eligible Receivables minus the Reserves with respect thereto, in each case as disclosed in the most recently submitted Investment Base Certificate or as otherwise determined by the Purchaser or the Agent based on Seller Collateral information available to any of them, including any information obtained from any audit or from any other reports with respect to the Seller Collateral, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

     "INVESTMENT BASE CERTIFICATE" shall mean a Daily Investment Base Certificate or a Weekly Investment Base Certificate, as the case may be.


                                       22

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "INVESTMENT COMPANY ACT" shall mean the provisions of the Investment Company Act of 1940, 15 U.S.C.ss.ss. 80a et seq., and any regulations promulgated thereunder.

     "INVESTMENT REPORTS" shall mean, collectively, the Investment Base Certificates, the Monthly Reports and each of the reports with respect to the Transferred Receivables and the Seller Collateral referred to in Annex 7.08 of the Purchase Agreement.

     "IRS" shall mean the Internal Revenue Service.

     "LENDERS" shall mean the lenders from time to time party to the Credit Agreement.

     "LIBOR BUSINESS DAY" shall mean a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

     "LIBOR PERIOD" shall mean, with respect to any LIBOR Tranche, each period commencing on a LIBOR Business Day selected by Seller pursuant to the Purchase Agreement and ending one, two or three months thereafter, as selected by Seller's irrevocable notice to Agent as set forth in the Purchase Agreement; provided that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Facility Termination Date shall end 2 LIBOR Business Days prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Seller shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Tranche during a LIBOR Period for such LIBOR Tranche; and

          (e) Seller shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Tranches in existence at any one time.

     "LIBOR RATE" shall mean for each LIBOR Period, a rate of interest determined by the Agent equal to:


                                       23

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Seller.

     "LIBOR TRANCHE" shall mean each portion of the Capital Investment (if any) that is accruing Daily Yield at a LIBOR Rate for a LIBOR Period.

     "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

     "LITIGATION" shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

     "LOAN DOCUMENT" shall mean the Intercreditor and Collateral Agency Agreement, the Note Agreements, the Senior Notes, the Credit Agreement, the NatCity Lease and all notes, security agreements, guaranties, pledge agreements, mortgages and related collateral documents executed pursuant to any of the foregoing.

     "LOCKBOX" shall have the meaning assigned to it in Section 6.01(a)(ii) of the Purchase Agreement.

     "LOCKBOX ACCOUNT" shall mean each lockbox account or blocked account (including blocked accounts consisting of deposit accounts and concentration accounts) listed on


                                       24

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

Scheule 4.01(r) to the Purchase Agreement as amended from time to time established in the name of the Seller and held at a Lockbox Account Bank, together with any other segregated deposit account established by the Seller for the deposit of Collections pursuant to and in accordance with Section 6.01(a) of the Purchase Agreement.

     "LOCKBOX ACCOUNT AGREEMENT" shall mean any agreement among one or both Originators, the Seller, the Agent, and a Lockbox Account Bank with respect to a Lockbox and/or Lockbox Account that provides, among other things, that (a) all items of payment deposited in such Lockbox and Lockbox Account are held by such Lockbox Account Bank as custodian for GECC, as Agent, (b) the Lockbox Account Bank has no rights of setoff or recoupment or any other claim against such Lockbox Account other than for payment of its service fees and other charges directly related to the administration of such Account and for returned checks or other items of payment and (c) such Lockbox Account Bank agrees to forward all Collections received in such Lockbox Account to the Collection Account within one Business Day of receipt of available funds, and is otherwise in form and substance acceptable to the Agent.

     "LOCKBOX ACCOUNT BANK" shall mean any bank or other financial institution at which one or more Lockbox Accounts are maintained.

     "MARGIN STOCK" shall have the meaning set forth in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as from time to time in effect.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, liabilities, operations, prospects or financial or other condition of (i) any Originator or the Originators considered as a whole, (ii) the Seller or (iii) the Servicer and its Subsidiaries considered as a whole, (b) the ability of any Originator, the Seller or the Servicer to perform any of its obligations under the Related Documents in accordance with the terms thereof,
(c) the validity or enforceability of any Related Document or the rights and remedies of the Seller, the Purchaser or the Agent under any Related Document,
(d) the federal income tax attributes of the sale, contribution or pledge of the Transferred Receivables pursuant to any Related Document or (e) the Transferred Receivables, the Contracts therefor, the Originator Collateral, the Seller Collateral or the ownership interests or Liens of the Seller or the Purchaser or the Agent thereon or the priority of such interests or Liens.

     "MATURITY DATE" shall mean, with respect to any Receivable, the due date for payment therefor specified in the Contract therefor, or, if no date is so specified, 30 days from the Billing Date.

     "MAXIMUM PURCHASE LIMIT" shall mean (i) $110,000,000 as such amount may be reduced in accordance with Section 2.02(a) of the Purchase Agreement, minus (ii) Availability Block.

     "MONTHLY REPORT" shall mean a report in substantially the form of Exhibit 2.03(a)(iii) to the Purchase Agreement.


                                       25

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA with respect to which any Originator or ERISA Affiliate is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "NATCITY LEASE" shall mean that certain Master Equipment Lease Agreement No. 07008, dated as of December 30, 1996, between Apex Trailer Leasing & Rentals, L.P., a Delaware limited partnership (a successor to Wabash National Finance Corporation, an Indiana corporation) and National City Leasing Corporation.

     "NATCITY LEASE OBLIGATION" shall have the meaning assigned to it in the Intercreditor and Collateral Agency Agreement.

     "NATIONAL CITY LEASE TRANSACTION" shall mean the lease transaction among National City Leasing Corporation as lessor and Apex Trailer Leasing & Rentals, L.P. (as successor to Wabash National Finance Corporation) as lessee under that certain Master Equipment Lease Agreement No. 07008 as of December 30, 1996, as amended, restated, supplemented or otherwise modified from time to time.

     "NET WORTH PERCENTAGE" shall mean a fraction (expressed as a percentage)
(a) the numerator of which equals the excess of assets over liabilities, in each case determined in accordance with GAAP consistently applied and (b) the denominator of which equals the Outstanding Balance of Transferred Receivables.

     "NOTE AGREEMENTS" shall mean, in the case of the holders of the Parent's Series A Senior Notes, those certain separate and several Amended and Restated Note Purchase Agreements, each dated as of the Closing Date, between the Parent and such holders, in the case of the holders of the Parent's Series C through H Senior Notes, those certain separate and several Amended and Restated Note Purchase Agreement, dated as of the Closing Date, between the Parent and such holders, and in the case of the holders of the Parent's Series I Senior Notes, that certain Amended and Restated Note Purchase Agreement, dated as of the Closing Date, between the Parent and such holders, in each case as amended from time to time.

     "NOTEHOLDER" shall mean each holder of a Senior Note pursuant to a Note Agreement, and its successors and assigns.

     "OBLIGATIONS" shall mean all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Parent to the Credit Facility Agent, any Lender, any Affiliate of any of the foregoing or any Indemnitee (as such term is defined in the Credit Agreement), of any kind or nature, present or future, arising under the Credit Agreement, the Senior Notes, or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest,


                                       26

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Parent under the Credit Agreement or any other Loan Document.

     "OBLIGOR" shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof.

     "OFF-BALANCE SHEET LIABILITIES" of a Person shall mean (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such person or any of its Subsidiaries under any so-called "synthetic" lease transaction, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

     "OFFICER'S CERTIFICATE" shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

     "ORGANIC DOCUMENT" shall mean, relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, its certificate of formation or articles of organization and limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interest.

     "ORIGINATOR" shall mean each of NOAMTC, Inc., a Delaware corporation, and Wabash National, L.P., a Delaware limited partnership, and its successors.

     "ORIGINATOR COLLATERAL" shall have the meaning assigned to it in Section
7.01 of the Sale Agreement.

     "OUTSTANDING BALANCE" shall mean, with respect to any Receivable and as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to or any other modifications that reduce such Billed Amount; provided, that if the Agent or the Servicer makes a determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

     "PARENT" shall mean Wabash National Corporation, a Delaware corporation.

     "PARENT GROUP" shall mean the Parent and each of its Affiliates (other than the Seller).


                                       27

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" shall mean a Plan described in Section 3(2) of ERISA.

     "PER ANNUM DAILY MARGIN" shall mean:

          (a) at all times prior to the date on which the Parent files its 10-K for the year ended December 31, 2002:

               (i) with respect to Capital Investment (A) at the LIBOR Rate, 3.50%, and (B) at the Index Rate, 2.00%, and

               (ii) with respect to Unused Facility Fees. 0.50%; and

          (b) at all times from and after the date on which the Parent files its 10-K for the year ended December 31, 2002, the applicable per annum percentage set forth opposite the then applicable range of the Aggregate Interest Coverage
Ratio:

--------------------------------------------------------------------------------
                                         PER ANNUM DAILY MARGIN
                         -------------------------------------------------------
  AGGREGATE INTEREST      INVESTMENT AT        INVESTMENT AT           UNUSED
    COVERAGE RATIO       THE LIBOR RATE       THE INDEX RATE       FACILITY FEE
--------------------------------------------------------------------------------
> 2.0 : 1.0                   3.25%                1.75%              0.375%
--------------------------------------------------------------------------------
< OR = 2.0 : 1.0 BUT
> 1.5 : 1.0                   3.50%                2.00%              0.50%
--------------------------------------------------------------------------------
< OR = 1.5 : 1.0              3.75%                2.25%              0.625%
--------------------------------------------------------------------------------

     "PERFORMANCE GUARANTOR" shall mean the Parent in its capacity as guarantor under the Performance Undertaking.

     "PERFORMANCE UNDERTAKING" shall mean the provisions of Article VIII of the Sale Agreement.

     "PERMITTED ACQUISITION" shall mean any Acquisition made by the Parent or any of its Subsidiaries provided that: (a) as of the date of such Acquisition, no Default (as defined in the Credit Agreement) or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or from the incurrence of any Indebtedness in connection with such Acquisition; (b) prior to the date of such Acquisition, such Acquisition shall have been approved


                                       28

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
by the board of directors and, if applicable, the shareholders of the Person whose stock or assets are being acquired in connection with such Acquisition and no claim or challenge has been asserted or threatened by any shareholder or director of such Person which could reasonably be expected to have a material adverse effect on such Acquisition or a Material Adverse Effect (as defined in the Credit Agreement); (c) as of the date of any such Acquisition, all approvals required in connection with such Acquisition shall have been obtained; (d) the Acquisition Purchase Price paid or payable to the Parent and its Subsidiaries for all Permitted Acquisitions during any fiscal year of the Parent shall not exceed $2,500,000. Anything in the foregoing to the contrary, in no event shall Permitted Acquisition include any Acquisition by Seller or by Independent Member.

     "PERMITTED EXISTING CONTINGENT OBLIGATIONS" shall have the meaning assigned to it in Schedule 2 of this Annex X to the Sale Agreement and the Purchase Agreement.

     "PERMITTED EXISTING INDEBTEDNESS" shall have the meaning assigned to it in
Schedule 2 of this Annex X to the Sale Agreement and the Purchase Agreement.

     "PERMITTED EXISTING INVESTMENTS" shall have the meaning assigned to it in
Schedule 2 of this Annex X to the Sale Agreement and the Purchase Agreement.

     "PERMITTED EXISTING LIENS" shall have the meaning assigned to it in
Schedule 2 of this Annex X to the Sale Agreement and the Purchase Agreement.

     "PERMITTED INVESTMENTS" shall mean any of the following:

          (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the federal government of the United States or obligations of any agency or instrumentality thereof if such obligations are backed by the full faith and credit of the federal government of the United States, in each case with maturities of not more than 90 days from the date acquired;

          (b) repurchase agreements on obligations of the type specified in clause (a) of this definition;

          (c) federal funds, certificates of deposit, time deposits and bankers' acceptances of any depository institution or trust company incorporated under the federal laws of the United States or any state, in each case with original maturities of not more than 90 days or, in the case of bankers' acceptances, original maturities of not more than 365 days;

          (d) commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with original maturities of not more than 30 days;

          (e) securities of money market funds.

     "PERMITTED ORIGINATOR ENCUMBRANCES" shall mean the following encumbrances:
(a) Liens for taxes or assessments or other governmental charges not yet due and


                                       29

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
payable (other than with respect to environmental matters); (b) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Originator, the Seller or the Servicer is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Originator, the Seller or the Servicer; (e) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising in the ordinary course of business; (f) carriers', warehousemen's or other similar possessory Liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $500,000 at any one time; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Originator, the Seller or the Servicer is a party; (h) any attachment or judgment Lien not constituting a Termination Event under Section 9.01(f) of the Purchase Agreement; (i) Liens existing on the Closing Date and listed on Schedule 4.04(b) of the Sale Agreement; (j) Liens expressly permitted under Section 4.04(b) of the Sale Agreement (except that such Liens shall not be deemed "Permitted Originator Encumbrances" until such Liens have satisfied the criteria set forth in such section), (l) Liens securing Indebtedness which is incurred to extend, refinance, renew, replace, defease or refund Indebtedness which has been secured by a Lien permitted under the Sale Agreement and is permitted to be extended, refinanced, renewed, replaced, defeased or refunded under the Sale Agreement but only to the extent that such Lien is limited to the same collateral as that covered by the prior Lien, (m) Liens securing the obligations arising under the Credit Facility and Senior Notes so long as such Liens do not encumber Originator Collateral or Seller Collateral, and (n) presently existing or hereinafter created Liens in favor of the Buyer, the Seller, the Purchaser or the Agent.

     "PERMITTED SELLER ENCUMBRANCES" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable (other than with respect to environmental matters); (b) deposits securing statutory obligations of the Seller; and (c) presently existing or hereinafter created Liens in favor of the Purchaser or the Agent.

     "PERMITTED INDEPENDENT MEMBER ENCUMBRANCES" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable (other than with respect to environmental matters); (b) deposits securing statutory obligations of the Independent Member; and (c) presently existing or hereinafter created Liens in favor of the Collateral Agent on the Independent Member's Equity Interest in the Seller.

     "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

     "PIK NOTES" shall mean those certain promissory notes of the Parent payable to the order of each Lender evidencing the aggregate deferral fees payable by the Parent to such Lender.


                                       30

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "PLAN" shall mean, at any time, an "employee benefit plan," as defined in
Section 3(3) of ERISA, that any Originator or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Originator or ERISA Affiliate.

     "PROJECTIONS" shall mean Parent Group's forecasted consolidated and consolidating: (a) balance sheets; (b) income statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary-by-Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Parent, together with appropriate supporting details and a statement of underlying assumptions.

     "PROPERTY" of a Person shall mean any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "PRO RATA SHARE" shall mean, with respect to each Purchaser, the ratio which its Commitment bears to the aggregate of all Purchaser's Commitments (or, if no Commitments are outstanding, the ratio which its Capital Investment bears to the aggregate Capital Investment).

     "PURCHASE" shall have the meaning assigned to it in Section 2.01 of the Purchase Agreement.

     "PURCHASE AGREEMENT" shall mean that certain Receivables Purchase and Servicing Agreement dated as of April 11, 2002, among the Seller, the Independent Member, the Purchasers, the Servicer and the Agent.

     "PURCHASE ASSIGNMENT" shall mean that certain Purchase Assignment dated as of the Closing Date by and between the Seller and the Applicable Purchaser in the form attached as Exhibit 2.04(a) to the Purchase Agreement.

     "PURCHASE DATE" shall mean each day on which a Purchase is made.

     "PURCHASE DISCOUNT RATE" shall mean, as of any date of determination, a rate equal to the lesser of (a) the Dynamic Purchase Discount Rate and (b) the Purchase Discount Rate Cap.

     "PURCHASE DISCOUNT RATE CAP" shall mean a rate equal to eighty-five percent (85%); provided that the Purchase Discount Rate Cap may be changed at any time as determined by the Agent in its reasonable credit judgment exercised in good faith.

     "PURCHASE EXCESS" shall mean, as of any date of determination, the extent to which the Capital Investment exceeds the Availability, in each case as disclosed in the most recently submitted Investment Base Certificate or as otherwise determined by the Purchaser or the Agent based on Seller Collateral information available to any of them, including any information obtained from any audit or from any other reports with respect to the Seller


                                       31

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

Collateral, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

     "PURCHASE REQUEST" shall have the meaning assigned to it in Section 2.03(b) of the Purchase Agreement.

     "PURCHASER" shall mean GECC, its successors and assigns.

     "PURCHASER INTEREST" shall mean a 100% ownership interest of the Purchaser in the Transferred Receivables which are purchased under the Purchase Agreement.

     "QUALIFIED PLAN" shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the Code.

     "RATIOS" shall mean, collectively, the Dilution Ratio and the Dilution Reserve Ratio.

     "RECEIVABLE" shall mean, with respect to any Obligor:

          (a) indebtedness of such Obligor (whether constituting an account, general intangible or otherwise) arising from the sale of merchandise, goods or services by an Originator to such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto, but specifically excluding any chattel paper arising from the lease of any such merchandise or goods or the financing of the purchase price of, any such merchandise, goods or services;

          (b) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Obligor (including, without limitation, all Returned Goods);

          (c) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

          (d) all Collections with respect to any of the foregoing;

          (e) all Records with respect to any of the foregoing; and

          (f) all proceeds with respect to the foregoing.

     "RECORDS" shall mean all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer, any Sub-Servicer or the Seller with respect to the Receivables and the Obligors thereunder, the Originator Collateral and the Seller Collateral.


                                       32

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "REGULATORY CHANGE" shall mean any change after the Closing Date in any federal, state or foreign law or regulation (including Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party.

     "REJECTED AMOUNT" shall have the meaning assigned to it in Section 4.05 of the Sale Agreement.

     "RELATED DOCUMENTS" shall mean each Lockbox Account Agreement, the Fee Letter, the Intercreditor Agreement, the Sale Agreement (including, without limitation, the Performance Undertaking contained therein), the Purchase Agreement, the Purchase Assignment and all other agreements, instruments, documents and certificates identified in the Schedule of Documents and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with either Sale Agreement, the Purchase Agreement or the transactions contemplated thereby. Any reference in either Sale Agreement, the Purchase Agreement or any other Related Document to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

     "REPAYMENT NOTICE" shall have the meaning assigned to it in Section 2.03(c) of the Purchase Agreement.

     "RELATED NOTES" shall mean the PIK Notes under and as defined in the Note Agreements.

     "REQUIRED PURCHASERS" shall mean those Purchasers whose Commitments represent at least 66-2/3% of the aggregate of all Commitments (or if no Commitments are outstanding, those Purchasers whose Invested Capital represents 66-2/3% of the aggregate Invested Capital of all Purchasers).

     "RESERVES" shall mean the sum of (a) the aggregate Concentration Discount Amount for all Obligors of Transferred Receivables plus (b) the Extended Term Reserve plus (c) in the event Agent does not receive one or more of landlord waivers as required in accordance with Section 5.06(b) of the Purchase Agreement, Agent shall establish reserves in such amounts as Agent shall determine in its sole discretion until such landlord waivers are received, and plus (d) such other reserves as the Agent may establish from time to time in its reasonable credit judgment.

     "RETAIL DEPOSIT ACCOUNTS" shall mean each of the following deposit accounts:


                                       33

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

                   Bank Name                             Account Number
                   ---------                             --------------
          (a)      Bank of America                       144614518
          (b)      South Trust Bank                      66-965-992
          (c)      Bank of America                       686765264
          (d)      Merchants & Manufacturers             2300064637
          (e)      National City Bank                    825827133
          (f)      Chase Bank of Texas                   07000915041
          (g)      Wells Fargo Bank                      1018170833
          (h)      Bankers Trust                         05 791 6
          (i)      Standard Federal Bank                 6840 84772 4
          (j)      Bank of America                       4772196882
          (k)      Fifth Third Bank                      7690052811
          (l)      Bank of America                       24589-14502
          (m)      Chase Bank of Texas                   31500921734
          (n)      Heritage Bank                         59700572310
          (o)      Bank of America                       2458914502
          (p)      Union Planters Bank                   0020140967
          (q)      Bank of America                       1596480625
          (r)      Suntrust Bank                         7020482449
          (s)      Bank One                              21420864
          (t)      National City Bank                    239898027
          (u)      Wells Fargo Bank                      4419-701024
          (v)      Salem Bank and Trust                  1847940212

                                       34

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

                   Bank Name                             Account Number
                   ---------                             --------------
          (w)      Wells Fargo Bank                      0439 814161
          (x)      South Trust Bank                      84-006-542
          (y)      South Trust Bank                      84-006-542
          (z)      Fidelity Deposit and Security Co.     11454730-14
          (aa)     Wells Fargo Bank                      0224 635649
          (bb)     AMSouth Bank                          6100052456
          (cc)     Wells Fargo Bank                      0419-456553
          (dd)     Bank of America                       3750965405
          (ee)     Wells Fargo Bank                      3884015676
          (ff)     Bank of America                       3750965395


     "RESTRICTED PAYMENT" shall mean, with respect to any member of the Parent Group (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Equity Interests; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such member's Equity Interests or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests of such member now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such member's Equity Interests or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Equity Holder of such member other than payment of compensation in the ordinary course of business to Equity Holders who are employees of such member; and (g) any payment of management fees (or other fees of a similar nature) by such member to any Equity Holder of such member or its Affiliates.

     "RETIREE WELFARE PLAN" shall mean, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant.

                                       35

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "RETURNED GOODS" shall mean all right, title and interest of the Originators, the Buyer, the Seller, the Purchasers and/or the Agent, as applicable, in and to returned, repossessed, reclaimed, traded-in or foreclosed upon trailers, goods and/or merchandise, the sale of which gave rise to a Transferred Receivable.

     "REVOLVING PERIOD" shall mean the period from and including the Closing Date through and including the day immediately preceding the Facility Termination Date.

     "SALE" shall mean with respect to a sale of Receivables under the Sale Agreement, a sale of Receivables by the Originator to the Seller in accordance with the terms of the Sale Agreement.

     "SALE AGREEMENT" shall mean that certain Receivables Sale and Contribution Agreement dated as of April 11, 2002, among the Originators, as sellers, the Performance Guarantor, and the Seller, as buyer thereunder.

     "SALE PRICE" shall mean, with respect to any Sale of Sold Receivables, the price calculated by the Seller and approved from time to time by the Agent equal to:

          (a) the Outstanding Balance of such Sold Receivable, minus

          (b) the expected costs to be incurred by the Seller in financing the purchase of such Sold Receivables until the Outstanding Balance of such Sold Receivables is paid in full, minus

          (c) the portion of such Sold Receivables that are reasonably expected by such Originator to become Defaulted Receivables, minus

          (d) the portion of such Sold Receivables that are reasonably expected by such Originator to be reduced by means other than the receipt of Collections thereon or pursuant to clause (c) above, minus

          (e) amounts expected to be paid to the Servicer with respect to the servicing, administration and collection of such Sold Receivables;

provided, that such calculations shall be determined based on the historical experience of (y) such Originator, with respect to the calculations required in each of clauses (c) and (d) above, and (z) the Seller, with respect to the calculations required in clauses (b) and (e) above.

     "SCHEDULE OF DOCUMENTS" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Sale Agreement, the Purchase Agreement and the other Related Documents and the transactions contemplated thereunder, substantially in the form attached as Annex Y to the Purchase Agreement and the Sale Agreement.

                                       36

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "SECURED OBLIGATIONS" shall have the meaning assigned to it in the Intercreditor and Collateral Agency Agreement.

     "SECURED PARTIES" shall have the meaning assigned to it in the Intercreditor and Collateral Agency Agreement.

     "SECURITIES ACT" shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

     "SECURITIES EXCHANGE ACT" shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

     "SELLER" shall mean WNC Receivables, LLC, a Delaware limited liability company, in its capacity as seller under the Purchase Agreement.

     "SELLER ACCOUNT" shall mean a deposit account maintained in the name of the Seller at a commercial bank in the United States of America, as designated by the Seller from time to time.

     "SELLER ACCOUNT COLLATERAL" shall have the meaning assigned to it in
Section 8.01(c) of the Purchase Agreement.

     "SELLER ASSIGNED AGREEMENTS" shall have the meaning assigned to it in
Section 8.01(b) of the Purchase Agreement.

     "SELLER COLLATERAL" shall have the meaning assigned to it in Section 8.01 of the Purchase Agreement.

     "SELLER PARTIES" shall have the meaning assigned to it in the recitals of the Purchase Agreement.

     "SELLER SECURED OBLIGATIONS" shall mean all loans, advances, debts, liabilities, indemnities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Seller to any Affected Party under the Purchase Agreement and any document or instrument delivered pursuant thereto, and all amendments, extensions or renewals thereof, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including Capital Investment, Daily Yield, Unused Facility Fees, amounts in reduction of Purchase Excess, Successor Servicing Fees and Expenses, Additional Amounts and Indemnified Amounts. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Seller in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable to the Seller thereunder, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed

                                       37

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Purchaser or the Agent or any transferee of the Purchaser or the Agent as a preference, fraudulent transfer or otherwise.

     "SENIOR NOTE" shall mean any of the Parent's 6.41% Series A Senior Secured Notes due March 30, 2004, Designated Rate Senior Secured Notes, Series C, due March 30, 2004, 7.31% Senior Secured Notes, Series D, due December 17, 2004, Designated Rate Senior Secured Notes, Series E, due March 13, 2005, 7.47% Senior Secured Notes, Series F, due December 17, 2006, 7.53% Senior Secured Notes, Series G, due December 30, 2008, 7.55% Senior Secured Notes, Series H, due December 17, 2008, 8.04% Senior Secured Notes, Series I, due September 29, 2007, or the PIK Notes.

     "SERVICER" shall mean Wabash Financing, LLC, in its capacity as the Servicer under the Purchase Agreement, or any other Person designated as a Successor Servicer.

     "SERVICER TERMINATION NOTICE" shall mean any notice by the Agent to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer's appointment under the Purchase Agreement has been terminated.

     "SERVICING FEE" shall mean, for any day within a Settlement Period, the amount equal to (a)(i) the Servicing Fee Rate divided by (ii) 360, multiplied by
(b) the Transferred Receivables on such day.

     "SERVICING FEE RATE" shall mean 1.00%.

     "SERVICING RECORDS" shall mean all documents, books, Records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by the Servicer with respect to the Transferred Receivables and the Obligors thereunder.

     "SERVICING SOFTWARE" shall mean the data processing software used by the Originators, Servicer and/or Seller for the purpose of servicing, monitoring, and retaining data regarding the Transferred Receivables and the Obligors thereunder.

     "SETTLEMENT DATE" shall mean the tenth Business Day following the end of each Settlement Period.

     "SETTLEMENT PERIOD" shall mean (a) solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Closing Date, and (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (b) for all other purposes, (i) with respect to the initial Settlement Period, the period from and including the Closing Date through

                                       38

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
and including the last day of the calendar month in which the Closing Date occurs, (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (iii) with respect to all other Settlement Periods, each calendar month.

     "SOLD RECEIVABLE" shall have the meaning assigned to it in Section 2.01(b) of the Sale Agreement.

     "SOLVENT" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person's ability to pay as such Indebtedness and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "ST. LOUIS REAL ESTATE" shall mean the real property commonly known as 12813 Flushing Meadows Drive, St. Louis, MO 63131.

     "SUBORDINATED INDEBTEDNESS" shall mean, for any period, on a consolidated basis for the Parent and its Subsidiaries, the sum of Indebtedness of such Persons the payment of which is subordinated to the payment of the Secured Obligations to the written satisfaction of the Credit Facility Agent.

     "SUB-SERVICER" shall mean any Person with whom the Servicer enters into a Sub-Servicing Agreement.

     "SUB-SERVICING AGREEMENT" shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with
Section 7.01 of the Purchase Agreement relating to the servicing, administration or collection of the Transferred Receivables.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

     "SUCCESSOR SERVICER" shall have the meaning assigned to it in Section 11.02 of the Purchase Agreement.

                                       39

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "SUCCESSOR SERVICING FEES AND EXPENSES" shall mean the fees and expenses payable to the Successor Servicer as agreed to by the Seller, the Purchaser and the Agent.

     "SUNTRUST SALE LEASEBACK" shall mean that certain sale and leaseback of certain real property owned by the Parent and/or certain of its Domestic Subsidiaries to be effected pursuant to that certain engagement letter agreement, dated February 1, 2002, between the Parent and SunTrust Robinson Humphrey.

     "TANGIBLE ASSETS" shall mean as of the date of any determination thereof, with respect to any Person, total assets of such Person in accordance with Agreement Accounting Principles, but excluding therefrom goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with Agreement Accounting Principles.

     "TERMINATION DATE" shall mean the date on which (a) Capital Investment has been permanently reduced to zero, (b) all other Seller Secured Obligations under the Purchase Agreement and the other Related Documents have been indefeasibly repaid in full and completely discharged and (c) the Maximum Purchase Limit has been irrevocably terminated in accordance with the provisions of Section 2.02(b) of the Purchase Agreement.

     "TERMINATION EVENT" shall have the meaning assigned to it in Section 9.01 of the Purchase Agreement.

     "TITLE IV PLAN" shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that any Originator or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "TRANSFER" shall mean any Sale or capital contribution of Transferred Receivables to the Seller pursuant to the terms of the Sale Agreement.

     "TRANSFER DATE" shall have the meaning assigned to it in Section 2.01(a) of the Sale Agreement.

     "TRANSFERRED RECEIVABLE" shall mean any Sold Receivable or Contributed Receivable; provided, that any Receivable repurchased by an Originator thereof pursuant to Section 4.05 of the Sale Agreement shall not be deemed to be a Transferred Receivable from and after the date of such repurchase unless such Receivable has subsequently been repurchased by or contributed to the Seller.

     "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

                                       40

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "UNAPPROVED RECEIVABLE" shall mean any Receivable (a) with respect to which the Obligor thereunder is not an Obligor on any Transferred Receivable and whose customer relationship with an Originator arises as a result of the acquisition by such Originator of another Person, (b) that was originated in accordance with standards established by another Person acquired by an Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Agent and then only for the period prior to any such approval, or
(c) with respect to which the Obligor thereunder is not creditworthy, as determined by the Agent in its reasonable credit judgment.

     "UNDERFUNDED PLAN" shall mean any Plan that has an Underfunding.

     "UNDERFUNDING" shall mean, with respect to any Plan, the excess, if any, of
(a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

     "UNFUNDED LIABILITY" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction that might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Originator or any ERISA Affiliate as a result of such transaction.

     "UNDERFUNDING" shall mean, with respect to any Plan, the excess, if any, of
(a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

     "UNITED STATES" shall mean the United States of America (including the District of Columbia but otherwise excluding its territories and possessions).

     "UNMATURED DEFAULT" shall mean an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default (as defined in the Credit Agreement).

     "UNUSED FACILITY FEE" shall mean, on any date of determination, a fee equal to the product of (a) the applicable Per Annum Daily Margin for Unused Facility Fees multiplied by (b) the excess (if any) of the amount set forth in clause (i) of Maximum Purchase Limit over the aggregate Capital Investment.

     "WARRANTY POLICY" shall mean the warranty policies substantially in the form of Schedule 4.01(s) to the Sale Agreement.

                                       41

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

     "WEEKLY INVESTMENT BASE CERTIFICATE" shall have the meaning assigned to it in Section 2.03(a)(ii) of the Purchase Agreement.

     "WELFARE PLAN" shall mean a Plan described in Section 3(1) of ERISA.

     SECTION 2. Other Terms and Rules of Construction.

          (a) Accounting Terms. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with Agreement Accounting Principles, and all financial computations thereunder shall be computed in accordance with Agreement Accounting Principles consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with Agreement Accounting Principles" shall in no way be construed to limit the foregoing.

          (b) Other Terms. All other undefined terms contained in any of the Related Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of Illinois from time to time to the extent the same are used or defined therein.

          (c) Rules of Construction. Unless otherwise specified, references in any Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words "herein," "hereof" and "hereunder" and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Any reference to or definition of any document, instrument or agreement shall, unless expressly noted otherwise, include the same as amended, restated, supplemented or otherwise modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

          (d) Rules of Construction for Determination of Ratios. The Ratios as of the last day of the Settlement Period immediately preceding the Closing Date shall be established by the Agent on or prior to the Closing Date and the underlying calculations for periods immediately preceding the Closing Date to be used in future calculations of the Ratios shall be established by the Agent on or prior to the Closing Date in accordance with Schedule 1 attached to this Annex X. For purposes of calculating the Ratios, (i) averages shall be computed by rounding to the third decimal place and (ii) the Settlement Period in which the date of determination thereof

                                       42

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X
occurs shall not be included in the computation thereof and the first Settlement Period immediately preceding such date of determination shall be deemed to be the Settlement Period immediately preceding the Settlement Period in which such date of determination occurs.













                                       43

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

                                   SCHEDULE 1

                              COMPUTATION OF RATIOS













                                       44

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

                                   SCHEDULE 2

                    PERMITTED EXISTING CONTINGENT OBLIGATIONS













                                       45

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

                                   SCHEDULE 3

                         PERMITTED EXISTING INDEBTEDNESS













                                       46

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

                                   SCHEDULE 4

                         PERMITTED EXISTING INVESTMENTS













                                       47

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

                                   SCHEDULE 5

                            PERMITTED EXISTING LIENS













                                       48

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X

                                  SCHEDULE ER-C

                         FORM OF WAIVER OF OFFSET LETTER

                             [WABASH NATIONAL LOGO]


VIA TELECOPY

Addressee: Mr. Bill Riley
Customer:  Swift Leasing Co., Inc.
Address:   2200 S. 75th Ave.
           Phoenix, AZ  85043


Dear Bill:

     On April 12, we closed on the restructuring of our senior indebtedness, including our working capital facilities. One of the lenders participating in this financing, General Electric Capital Corporation (together with its affiliates, "GECC"), will finance the accounts receivable that we and our affiliates ("Wabash") generate in connection with our new trailer sales. As part of that financing, GECC has asked us to request that our customers acknowledge and agree that they will not assert a right of offset or recoupment ("Offset") against Wabash or GECC solely as such Offset might exist with respect to Wabash's obligations to accept or pay for any used trailers in connection with the purchase of new trailers from Wabash. I would appreciate it if you sign this letter acknowledging your agreement to not assert against Wabash or GECC any Offset with respect to any account receivable owed by you (or any of your affiliates) to Wabash and that GECC will rely on your agreement in extending financing to us.

     If you could sign this letter and return it to me by telecopy as soon as possible it would be greatly appreciated. My telecopy number is 765-772-2600. Thank you in advance for your cooperation and prompt attention to this matter.

                                        Best regards,


                                        Mark Holden
                                        Senior V.P.-CFO

Acknowledged and agreed to:

Swift Leasing, Co., Inc

By:
    ------------------------------------
Title:
       ---------------------------------




                                       49

                                          Wabash National Corporation et al. and
                                                            WNC Receivables, LLC
                                                                         Annex X